SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 9, 2004

Commission File No. 001-11155

WESTMORELAND COAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	23-1128670
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14th Floor, 2 North Cascade Avenue, Colorado Springs, CO 80903
(Address of principal executive offices)                               (Zip Co de)

Registrant’s telephone number, including area code: (719) 442-2600

Item 5. Other Events.

The Company announced today that its subsidiary, Northwestern Resources Co., which owns and operates the Jewett Mine in Texas, has reached agreement with Texas Genco, its mine-mouth customer, establishing pricing and volumes for the Jewett Mine from 2004 through 2007.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits

          Exhibit 99.1 - Press release dated February 9, 2004

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: February 9, 2004	By: /s/ Ronald H. Beck
Ronald H. Beck
Vice President - Finance and Treasurer
(A Duly Authorized Officer)

EXHIBIT 99.1

Westmoreland Subsidiary Agrees To Westmoreland Subsidiary Agrees To
Multi-Year Pricing and Volumes With Major Customer

Colorado Springs, CO – February 9, 2004 -- Westmoreland Coal Company (AMEX: WLB) announced today that its subsidiary, Northwestern Resources Co. (“NWR”), which owns and operates the Jewett Mine in Texas, has reached agreement with Texas Genco (“TGN”), its mine-mouth customer, establishing pricing and volumes for the Jewett Mine from 2004 through 2007. Under the agreement, the Jewett Mine will ship a minimum of approximately seven million tons to TGN’s Limestone Electric Generating Station in each of those years at mutually attractive prices. As part of the agreement NWR and TGN also resolved or dismissed various disputes pending in Texas courts.

By amendment to the long-term lignite supply contract prior to Westmoreland’s acquisition of NWR in 2001, pricing in 2002 changed from a cost-plus fees structure to an annual price re-determination based on delivered coal market prices and cost-of-use at the station. The amendment also ensured NWR’s right to supply all fuel requirements at the Limestone Station through 2015 with actual volumes determined on an annual basis. In June 2002, NWR and TGN entered into a Letter Agreement to set lignite pricing and volumes for the period from July 2002 through the end of 2003.

“We are pleased to reach an agreement that reflects the ability of the parties to reach sound business solutions for their integrally related business operations, builds on the terms of the earlier Letter Agreement and provides greater predictability of price and sales tons over the next four years for NWR’s Jewett Mine operations,” said Todd Myers, President of Westmoreland Coal Sales Company. “Enhanced predictability,” he continued, “should allow the Jewett Mine and the Limestone Station to continue development and investment in these substantial complexes, to jointly optimize their respective operations in a way required to ensure long-term profitability for both parties, and to support continued production of low-cost fuel by the Jewett Mine and clean, low-cost electric power by the Limestone Station.”

Westmoreland Coal Company is the oldest independent coal company in the United States and ranked among the top ten U.S. coal producers again in 2003. Westmoreland’s coal operations include Powder River Basin coal mining in Montana and lignite mining operations in Montana, Texas and North Dakota. The Company also owns interests in three independent power projects. Westmoreland is implementing a growth strategy dedicated to meeting America’s dual goals of low-cost power and a clean environment through the acquisition and development of complementary, niche opportunities in coal, power and other segments of the energy sector. For more information about Westmoreland visit www.westmoreland.com.

Certain statements in this report which are not historical facts or information are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, the information set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; healthcare cost trends; the cost and capacity of the surety bond market; the Company’s ability to manage growth and significantly expanded operations; the ability of the Company to implement its business strategy; the Company’s ability to pay the preferred stock dividends that are accumulated but unpaid; the Company’s ability to retain key senior management; the Company’s access to financing; the Company’s ability to maintain compliance with debt covenant requirements; the Company’s ability to successfully identify new business opportunities; the Company’s ability to achieve anticipated cost savings and profitability targets; the Company’s ability to negotiate profitable coal contracts, price reopeners and extensions; the Company’s ability to maintain satisfactory labor relations; changes in the industry; competition; the Company’s ability to utilize its tax net operating losses; the ability to reinvest excess cash at an acceptable rate of return; weather conditions; the availability of transportation; price of alternative fuels; costs of coal produced by other countries; demand for electricity; the effect of regulatory and legal proceedings, including the bankruptcy filing by Touch America Holdings Inc. and Entech Inc.; the claims between the Company and Montana Power; and the other factors discussed in Items 1, 3 and 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and Form 10-Q for the period ended September 30, 2003, filed with the Securities and Exchange Commission. As a result of the foregoing and other factors, no assurance can be given as to the future results and achievement of the Company’s goals. The Company disclaims any duty to update these statements, even if subsequent events cause its views to change.

###

Contact: Diane Jones (719) 442-2600